EXHIBIT 10.16

EXECUTION VERSION

FIRST AMENDMENT dated as of December 19, 2013 (this “Amendment”), to the Amended and Restated Credit Agreement dated as of January 3, 2011, as further amended and restated as of June 14, 2012, and as of March 13, 2013 (the “Credit Agreement”), among ASCENA RETAIL GROUP, INC., a Delaware corporation (the “Company”), the other LOAN PARTIES party hereto, the LENDERS party hereto, the ISSUING BANKS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent and Swingline Lender.
Under the terms of the Credit Agreement, the Company is authorized to carry out the Permitted Restructuring (such term and each other capitalized term used and not otherwise defined herein having the meaning assigned to it in the Credit Agreement, as amended hereby), pursuant to which (a) the indirect ownership of Equity Interests in Kirkstone are to be transferred to an indirect wholly owned subsidiary of the Company at least 65% of the Equity Interests of which are pledged as Collateral for the Secured Obligations and (b) the pledge of the Equity Interests of Kirkstone currently held by the Administrative Agent is to be released. In connection with the Permitted Restructuring, the Company proposes to implement the Related Restructuring Transactions. The Company has requested certain related amendments to the Credit Agreement, and the Lenders party hereto are willing to agree to such amendments on the terms and subject to the conditions set forth herein.
NOW THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:
SECTION 1.01.    Amendment of the Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 1.03 below, the Credit Agreement shall without further action be amended as follows:
(a)    The text following the table in the definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is amended to read as follows:
“The Applicable Rate shall be determined based on Average Availability for the most recently ended fiscal quarter of the Company (or shorter period from the Third Restatement Effective Date until the end of a fiscal quarter) as set forth in the table above, with each change to the Applicable Rate to be effective on the first day of the first month immediately following the last day of such fiscal quarter (or shorter period). Notwithstanding the foregoing provisions of this definition, if the Borrowers shall fail to deliver any Borrowing Base Certificate by the time required under Section 5.01(h), then the Applicable Rate shall be determined by reference to Category 3 in the table above from and including the day next following the date on which such Borrowing Base Certificate shall have been due to but excluding the day after the date on which such Borrowing Base Certificate shall have been delivered.”
(b)    The penultimate sentence in the definition of “Collateral and Guarantee Requirement” in Section 1.01 of the Credit Agreement is amended by inserting the following parenthetical at the end thereof:
“(taking into account, in the case of real property assets, potential environmental or other liabilities associated with such assets)”.
(c)    The definition of “Mortgaged Property” in Section 1.01 is amended to read as follows:

“Mortgaged Property” means each parcel of real property located in the United States of America owned in fee by a Loan Party, and the improvements thereto, that (together with such improvements) (a) has a book value of $5,000,000 or more and (b) either (i) is subject to a Mortgage on the Third Restatement Effective Date or (ii) that the Administrative Agent has determined should be subjected to a Mortgage and included in the Borrowing Base (subject to the satisfaction of the requirements set forth in the definition of “Eligible Real Properties”); provided that the Mortgaged Properties shall not include the parcels of real property located in Duluth, Minnesota and Johnston, Iowa owned on the Third Restatement Effective Date by Maurices Incorporated set forth on Schedule 1.01B.”
(d)    Section 1.01 of the Credit Agreement is amended by inserting each of the following definitions in its appropriate alphabetical position:
“FSHC” means FSHC, Inc., an indirect, wholly owned subsidiary of the Company.
“New Coop” means Worldwide Retail Holding Coöperatief U.A., existing or to be formed as an indirect, wholly owned subsidiary of the Company.
“New US Inc.” means Fashion Apparel Sourcing, Inc., existing or to be formed as an indirect, wholly owned subsidiary of the Company.
“Related Restructuring Transactions” means the transactions (other than the Permitted Restructuring) provided for in the Step Plan.
“Step Plan” means the Company’s Sourcing Integration—Step Plan dated November 22, 2013, copies of which have been made available to the Administrative Agent and the Lenders, as amended from time to time (but without giving effect to any such amendment that would adversely affect the Lenders).
“WWRH” means Worldwide Retail Holdings, Inc., an indirect, wholly owned subsidiary of the Company.
“WWRH BV” means Worldwide Retail Holdings BV, an indirect, wholly owned subsidiary of the Company.
(e)    Section 5.01(f) of the Credit Agreement is amended to read as follows:
“(f) within 20 days after the first Business Day of March of each year, a completed Supplemental Perfection Certificate, signed by a Financial Officer of the Company, setting forth the information required pursuant to the Supplemental Perfection Certificate;”
(f)    Clause (iv) of Section 6.03(a) of the Credit Agreement is amended to read as follows:
“(iv) the Permitted Restructuring and the Related Restructuring Transactions may be carried out and”
(g)    Section 6.04(o) of the Credit Agreement is amended to read as follows:
“(o) the Permitted Restructuring and the Related Restructuring Transactions;”
(h)    Section 6.04(p) of the Credit Agreement is amended by deleting each reference to “this clause (o)” therein and replacing each with a reference to “this clause (p)”

(i)    Section 6.04(q) of the Credit Agreement is amended by deleting each reference to “this clause (p)” therein and replacing each with a reference to “this clause (q)”.
(j)    Section 6.05(k) of the Credit Agreement is amended to read as follows:
“(k) the Permitted Restructuring and the Related Restructuring Transactions.”
(k)    Clause (b) of Section 6.09 of the Credit Agreement is amended to read as follows:
“(b) transactions (i) between or among the Loan Parties or (ii) between or among Subsidiaries that are not Loan Parties, in each case not involving any other Affiliate,”
(l)    Clause (f) of Section 6.09 of the Credit Agreement is amended to read as follows:
“(f) the Permitted Restructuring and the Related Restructuring Transactions”
(m)    Section 6.11 of the Credit Agreement is amended by inserting the following before the period at the end thereof:
“, provided, that the Company and its Subsidiaries may amend or modify any certificate of incorporation, by-laws or other organizational documents as reasonably necessary in order to effectuate the Permitted Restructuring and the Related Restructuring Transactions”
(n)    The first sentence of Section 9.02(c) of the Credit Agreement is amended by replacing the word “and” immediately preceding clause (ii) with a comma and inserting before the period at the end of clause (ii) the following:
“, (iii) to release any Loan Guarantee provided by any Subsidiary that is a Foreign Subsidiary under clause (b) of the definition of such term and, in connection therewith, to release any Liens granted to the Administrative Agent by such Subsidiary on any Collateral and to release any pledge of voting Equity Interests of such Subsidiary in excess of 65% of the aggregate voting Equity Interests of such Subsidiary and (iv) to release any Loan Guarantee provided by any Subsidiary that becomes an Inactive Subsidiary and, in connection therewith, to release any Liens granted to the Administrative Agent by such Subsidiary on any Collateral and to release any pledge of Equity Interests of such Subsidiary”
(o)    Section 9.02(c) of the Credit Agreement is further amended by deleting the reference to Section 6.03(a)(iv) therein and replacing it with a reference to Section 6.03(a)(v).
(p)    Section 9.20 of the Credit Agreement is amended to read as follows:
“Section 9.20. Permitted Restructuring. In connection with the Permitted Restructuring and the Related Restructuring Transactions, the Administrative Agent is authorized (a) to release the pledge of the Equity Interests of Kirkstone currently held by it, (b) to release WWRH and FSHC from their obligations as Loan Guarantors, (c) to release the assets of WWRH and FSHC from the Liens of the Collateral Documents (other than the pledge by WWRH of 65% of the voting Equity Interests of WWRH BV), (d) to release the pledge under the Collateral Documents of voting Equity Interests of WWRH in excess of 65% of the aggregate voting Equity Interests of WWRH, (e) to release the pledge under the Collateral Documents of the Equity Interests of FSHC and (f) to execute any documents permitting the Company or any of its Subsidiaries to amend their articles of incorporation, by-laws or organizational documents to effectuate the Permitted Restructuring or the Related Restructuring Transactions.”
SECTION 1.02.    Representations and Warranties. The Company represents and warrants to each other party hereto that:
(i)    this Amendment has been duly executed and delivered by each Borrower and constitutes a legal, valid and binding obligation of such Borrower, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law;
(ii)    the Credit Agreement as amended hereby will constitute a legal, valid and binding obligation of such Loan Party, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law;
(iii)    the representations and warranties of each Loan Party set forth in the Credit Agreement as amended hereby are true and correct in all material respects on and as of the First Amendment Effective Date (as defined below), except for any representation or warranty that, by its terms, speaks as of a prior date, which representation or warranty is true and correct in all material respects as of such prior date;
(iv)    as of the First Amendment Effective Date, no Default or Event of Default has occurred and is continuing under the Credit Agreement as amended hereby or will have occurred after giving effect to the transactions to occur on such date;
(v)    WWRH is a Foreign Subsidiary by virtue of clause (b) of the definition of such term in Section 1.01 of the Credit Agreement; and
(vi)    Upon the completion of the Permitted Restructuring and the Related Restructuring Transactions, New US Inc. will be an indirect, wholly owned subsidiary of the Company and will be a Foreign Subsidiary by virtue of clause (b) of the definition of such term in Section 1.01 of the Credit Agreement.
SECTION 1.03.    Effectiveness. (a) The amendments provided for in Section 1.01 (other than the amendments provided for in paragraphs (n) and (p) of Section 1.01) shall become effective on the date on which the conditions set forth below have been satisfied (the “First Amendment Effective Date”):
(i)    The Administrative Agent shall have executed a counterpart of this Amendment and shall have received from the Company, each other Borrower and Lenders constituting the Required Lenders either (i) a counterpart of this Amendment signed on behalf of such party or (ii) evidence satisfactory to the Administrative Agent (which may include a facsimile or other electronic transmission) that such party has signed a counterpart of this Amendment.
(ii)    The Administrative Agent shall have received such documents and certificates as it shall reasonably have requested relating to the organization, existence and good standing of each Loan Party executing this Amendment, the authorization by each such Loan Party of this Amendment and the amendments to the Collateral Documents provided for in Section 1.04 below and any other legal matters relating to the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Administrative Agent.
(iii)    The representations and warranties set forth in Section 1.02 shall be true and correct in all material respects as of the First Amendment Effective Date and the Administrative

Agent shall have received a certificate to that effect, dated the First Amendment Effective Date and signed by a Financial Officer of the Company.
(b)    The amendments provided for in paragraphs (n) and (p) of Section 1.01 shall become effective on the date on which the conditions set forth in paragraph (a) of this Section have been satisfied and the Administrative Agent has received from each Lender either (i) a counterpart of this Amendment signed on behalf of such Lender or (ii) evidence satisfactory to the Administrative Agent (which may include a facsimile or other electronic transmission) that such Lender has signed a counterpart of this Amendment.
(c)    The Administrative Agent shall notify the Company and the Lenders of the First Amendment Effective Date and such notice shall be conclusive and binding.
SECTION 1.04.    Covenants Regarding Collateral and Guarantee Requirement.
(a)    The Collateral and Guarantee Requirement, insofar as it relates to the entities involved in the Permitted Restructuring and the Related Restructuring Transactions, shall be satisfied within thirty (30) days after giving effect to the Permitted Restructuring and the Related Restructuring Transactions (or such later date as the Administrative Agent may determine) (the “Collateral and Guarantee Date”). Without limiting the foregoing, on or prior to the Collateral and Guarantee Date, (a) the Administrative Agent shall have (i) received certificates representing 65% of the voting Equity Interests, and all the non-voting Equity Interests (if any) of New US Inc., together with undated stock powers executed in blank by the Loan Party owning such Equity Interests and (ii) received an amendment to the Restated Security Agreement in the form of Exhibit A thereto, duly executed by the Loan Party owning such Equity Interests, (b) the Administrative Agent shall have (i) received (in exchange for certificates representing Equity Interests of WWRH in the possession of the Administrative Agent, as applicable) certificates representing 65% of the voting Equity Interests, and all the non-voting Equity Interests (if any) of WWRH, together with undated stock powers executed in blank by the Loan Party owning such Equity Interests and (ii) received an amendment to the Restated Security Agreement in the form of Exhibit A thereto, duly executed by the Loan Party owning such Equity Interests, (c) the Collateral Documents under which Equity Interests of WWRH BV have been pledged to the Administrative Agent shall have been appropriately amended (i) to reflect the ownership of such pledged Equity Interests after giving effect to the Permitted Restructuring and the Related Restructuring Transactions and (ii) to create a Lien securing the Secured Obligations on the nonvoting Equity Interests being issued by WWRH BV as part of the Permitted Restructuring and the Related Restructuring Transactions, (d) Collateral Documents under which 65% of the voting Equity Interests and 100% of the nonvoting Equity Interests (if any) of New Coop issued by New Coop as part of the Permitted Restructuring and the Related Restructuring Transactions have been pledged to the Administrative Agent shall have been executed by WWRH and the Administrative Agent to create a Lien on such Equity Interests securing the Secured Obligations and (e) the Administrative Agent shall have received favorable legal opinions from U.S. and Netherlands counsel to the Loan Parties regarding the power, authority, perfection of security interests, enforceability and other legal matters relating to the pledges described in the foregoing clauses (c) and (d), each in form and substance reasonably satisfactory to the Administrative Agent.
(b)    On or prior to the Collateral and Guarantee Date, the Administrative Agent shall have received a certificate signed by a Financial Officer of the Company, certifying that the Loan Parties are in compliance with the foregoing paragraph.
SECTION 1.05.    Effect of Amendment. (a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lender Parties under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which shall continue in full force and effect in accordance with the provisions thereof. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(b)    On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall refer to the Credit Agreement as amended hereby, and the term “Credit Agreement”, as used in any Loan Document, shall mean the Credit Agreement as amended hereby.
(c)    This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
SECTION 1.06.    Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
SECTION 1.07.    Counterparts. This Amendment may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which when so executed and delivered shall be deemed an original, but all of which taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or other electronic imaging (such as a ‘pdf’) shall be as effective as delivery of a manually executed counterpart hereof.
SECTION 1.08.    Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 1.09.    Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date set forth above

ASCENA RETAIL GROUP, INC.,
by	/s/ Gene Wexler
Name: Gene Wexler
Title: Senior Vice President

THE DRESS BARN, INC.,
by	/s/ Gene Wexler
Name: Gene Wexler
Title: Senior Vice President

TWEEN BRANDS, INC.,
by	/s/ Gene Wexler
Name: Gene Wexler
Title: Secretary

MAURICES INCORPORATED
by	/s/ Gene Wexler
Name: Gene Wexler
Title: Senior Vice President

CHARMING SHOPPES, INC.
by	/s/ Eric Specter
Name: Eric Specter
Title: Executive Vice President

CHARMING SHOPPES OF DELAWARE, INC.
by	/s/ Colin Stern
Name: Colin Stern
Title: Vice President

CSI INDUSTRIES, INC.
by	/s/ Eric Specter
Name: Eric Specter
Title: President

LANE BRYANT, INC.
by	/s/ Colin Stern
Name: Colin Stern
Title: Vice President

LANE BRYANT PURCHASE CORP.
by	/s/ Eric Specter
Name: Eric Specter
Title: Vice President

CATHERINES STORES CORPORATION
by	/s/ Eric Specter
Name: Eric Specter
Title: Vice President

CATHERINES, INC
by	/s/ Colin Stern
Name: Colin Stern
Title: Vice President

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent,
by	/s/ Donna DiForio
Name: Donna DiForio
Title: Authorized Officer

LENDER SIGNATURE PAGE TO THE FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT OF ASCENA RETAIL GROUP, INC.

LENDER: BANK OF AMERICA, N.A.
by	/s/ Roger Malouf
Name: Roger Malouf
Title: Vice President

LENDER: FIFTH THIRD BANK
by	/s/ Michael J. Schaltz, Jr
Name: Michael J. Schaltz, Jr
Title: Vice President

LENDER: PNC Bank NA
by	/s/ Nelson D. Rauscher
Name: Nelson D. Rauscher
Title: Vice President

LENDER: U.S. Bank National Association
by	/s/ Kelli Lattanzio
Name: Kelli Lattanzio
Title: Vice President

LENDER: Wells Fargo Bank, N.A.
by	/s/ Brent E. Shay
Name: Brent E. Shay
Title: Director